EXHIBIT 32.2

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies, to the best of his knowledge, that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of ACT Teleconferencing, Inc. for the year ended December 31, 2003.

Date: April 15, 2005

By:	/s/ Edward J. Bernica
Edward J. Bernica Chief Financial Officer Principal Financial Officer